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Exhibit 99

MEDIA Larry Haeg Wells Fargo & Company (415) 396-3070	INVESTORS Bob Strickland Wells Fargo & Company (415) 396-0523	David A. Fisher Wells Fargo Financial, Inc. (515) 557-7461

WELLS FARGO & COMPANY GUARANTEES PUBLIC DEBT OF
WELLS FARGO FINANCIAL, INC.

        SAN FRANCISCO and DES MOINES, October 22, 2002—Wells Fargo & Company (NYSE:WFC) and its wholly owned subsidiary Wells Fargo Financial, Inc. (WFFI) said today that, effective immediately, WFFI will no longer issue term debt securities.

        "Historically, both the parent company and WFFI have independently issued term debt and commercial paper even though WFFI is a wholly owned subsidiary of Wells Fargo & Company," said Howard Atkins, Wells Fargo & Company's chief financial officer. "Consolidating all debt securities issuance to the capital markets in one entity—the parent—will improve corporate funding efficiency, and is not expected to have any effect on Wells Fargo & Company's current debt ratings."

        Wells Fargo & Company has issued a full and unconditional guarantee of all outstanding term debt securities and commercial paper of WFFI. Subject to receiving required consents and approvals, WFFI will cease filing periodic reports under the Securities Exchange Act of 1934 and will no longer be a separately rated company.

        Wells Fargo & Company has also guaranteed all outstanding commercial paper of WFFI's wholly owned Canadian subsidiary, Wells Fargo Financial Canada Corporation (WFFC), and subject to receiving required consents and approvals, intends to substitute its guarantee for the guarantee of WFFI with respect to the outstanding term debt of WFFC. WFFC expects to continue to issue term debt and commercial paper in Canada, fully guaranteed by Wells Fargo & Company.

        Wells Fargo & Company is a diversified financial services company with $334 billion in assets, providing banking, insurance, investments, mortgage and consumer finance from more than 5,600 stores and the internet (wellsfargo.com) across North America and elsewhere internationally.

        Wells Fargo Financial, headquartered in Des Moines, Iowa, is an $18 billion company providing installment and home equity lending, automobile financing, consumer and private label credit cards, leasing and receivables financing to consumers and businesses in 47 U.S. states, all 10 provinces of Canada, the Caribbean and Central America.

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  Exhibit 99